Free Writing Prospectus

Filed Pursuant to Rule 433

Dated December 1, 2011

Registration Statement Nos. 333-170703 and 333-170703-03

Free Writing Prospectus dated December 1, 2011

CNH Equipment Trust 2011-C

Issuing Entity

CNH Capital Receivables LLC

Depositor

CNH Capital America LLC	New Holland Credit Company, LLC
Sponsor and Originator	Servicer

The depositor has prepared a prospectus supplement dated December     , 2011 (subject to completion, dated December 1, 2011) and prospectus dated December 1, 2011 which describes the notes to be issued by the issuing entity.  You should review the prospectus supplement and the prospectus in their entirety before deciding to purchase any of the notes.

Ratings

The depositor expects that the notes issued by the issuing entity will receive the indicated ratings from the nationally recognized statistical rating organizations, or “rating agencies,” listed below.

	Standard & Poor’s	Fitch
Class A-1	A-1+ (sf)	F1+sf
Class A-2	AAA (sf)	AAAsf
Class A-3	AAA (sf)	AAAsf
Class A-4	AAA (sf)	AAAsf
Class B	A+ (sf)	Asf

It is a condition to the issuance of the notes that each class of the Class A notes and the Class B notes receive the ratings listed above.

Joint Bookrunners of the Class A Notes
Citigroup	Credit Agricole Securities	Credit Suisse
Co-Managers of the Class A Notes

Deutsche Bank Securities
J.P. Morgan
Rabo Securities
SOCIETE GENERALE

Joint Bookrunners of the Class B Notes
Citigroup	Credit Agricole Securities	Credit Suisse

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS SUPPLEMENT AND A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING ENTITY, AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THIS OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-877-858-5407.